Exhibit 23(1)




                       [KELLER & COMPANY, INC. LETTERHEAD]




March 15, 2004


Re:      Valuation Appraisal of Third Century Bancorp
         Mutual Savings Bank
         Franklin, Indiana

We hereby consent to the use of our firm's name, Keller & Company, Inc. ("Keller"), and the reference to our firm as experts in the Application for Conversion to be filed by Mutual Savings Bank with the Indiana Department of Financial Institutions and the Notice of Intent to Convert filed with the Federal Deposit Insurance Corporation, and any amendments thereto and references to our opinion regarding subscription rights filed as an exhibit to the applications. We also consent to the use of our firm's name in the Form SB-2 to be filed by Third Century Bancorp with the Securities and Exchange Commission and any amendments thereto, and to the statements with respect to us and the reference to our Valuation Appraisal Report in such registration statement and any amendments thereto.

Very truly yours,

KELLER & COMPANY, INC.


By:  /s/ John A. Shaffer
     -------------------------
      John A. Shaffer
      Vice President